UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 6, 2022

MID PENN BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-13677	25-1666413
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2407 Park Drive Harrisburg, Pennsylvania	1.866.642.7736	17110
(Address of Principal Executive Offices)	( Registrant’s telephone number, including area code)	(Zip Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	MPB	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

MID PENN BANCORP, INC.

CURRENT REPORT ON FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2022, Mid Penn Bancorp, Inc. (the “Corporation”) and/or Mid Penn Bank, the Corporation’s primary operating subsidiary (the “Bank”), entered into new or amended and restated employment, change in control and supplemental executive retirement plan agreements with certain members of its executive management team, including the following named executive officers of the Corporation (the “Executives”): Rory G. Ritrievi, President and Chief Executive Officer (“Mr. Ritrievi”), Allison Johnson, Senior Executive Vice President and Chief Financial Officer (“Ms. Johnson”), Scott Micklewright, Senior Executive Vice President and Chief Revenue Officer (“Mr. Micklewright”), Justin T. Webb, Senior Executive Vice President and Chief Operating Officer (“Mr. Webb”), and Joan Dickinson, Executive Vice President and Chief Retail Officer (“Ms. Dickinson”).

Employment Agreements

The term of the employment agreement among the Corporation, the Bank and each Executive is three years (two years for Ms. Dickinson), and, unless notice of nonrenewal is timely delivered, will automatically renew for a total of three years (two years for Ms. Dickinson) on each anniversary of September 6, 2022. The employment agreements provide that Messrs. Ritrievi, Micklewright and Webb will receive an annual base salary of $625,000.22, $350,000.04 and $350,000.04, respectively, and Ms. Johnson and Ms. Dickinson will receive an annual base salary of $325,000 and $295,000.16, respectively, which may be increased from time to time. In addition to base salary, the employment agreements provide for, among other things, participation in bonus programs and other benefit plans and arrangements applicable to executive officers of the Bank.

In the event of the Executive’s involuntary termination of employment without “cause” or in the event of a voluntary termination for “good reason” (each as defined in the employment agreement), the Executive would become entitled to continue to receive the Executive’s base salary in effect on the date of termination for a period equal to the greater of the remaining employment term or six months and participate in the Bank’s life, disability, medical/health insurance and other benefits substantially similar to those which the Executive was receiving during the year prior to the date of termination for the same period described above immediately following the date of termination, or a cash payment equal to the estimated after-tax cost to obtain such benefits, or substantially similar benefits.

The employment agreement and the Executive’s employment may be terminated for “cause” (as defined in the employment agreement) by written notice from the Corporation or the Bank.  If the employment agreement is terminated for cause, the Executive’s rights under the employment agreement terminate as of the effective date of termination.  The employment agreement also terminates without further payments to the Executive as of the termination date in the event of the Executive’s voluntary termination of employment (other than for good reason) or death.  In the case of the Executive’s “disability” (as defined in the employment agreement), the Executive will become eligible for employer-provided short-term and/or long-term disability benefits, or worker’s compensation benefits, in which case the Bank’s obligation to pay the Executive their annual base salary shall be reduced by such benefits.  Under certain other types of disabilities set forth in the employment agreement, the employment agreement will terminate six months following a determination related to such disability by the Corporation’s board of directors.

In the event that the Executive is involuntarily terminated for cause or voluntarily terminates employment without good reason, the Executive will be subject to a twelve month non-solicitation covenant (applicable to both customers and employees). In the event that the Executive is involuntarily terminated without cause or voluntarily terminates employment for good reason, the Executive will be subject to a twelve month non-solicitation covenant with respect to employees and a six month non-solicitation covenant with respect to customers.

The employment agreement with each Executive provides that, in the event that the payments to be received by the Executive, when taken together with payments and benefits payable to or on behalf of the Executive under any other plans, contracts or arrangements, would constitute an excess parachute payment under Internal Revenue Code Section 280G, the Executive may elect to reduce the payment actually received in order to reduce or eliminate the impact of the excise tax under Section 4999 of the Code. The Executive is not entitled to a “gross-up” payment to reduce the effect of the tax under Section 4999 of the Code.

Mr. Ritrievi’s employment agreement further provides that he shall serve on the Bank’s board of directors and shall be re-nominated for election to the Corporation’s board of directors, with the Corporation’s board of directors recommending such election to its shareholders, for any annual meeting of shareholders at which the class of directors in which Mr. Ritrievi is serving will be elected.  Mr. Ritrievi’s service as director of the Corporation, the Bank and any affiliate or subsidiary shall immediately terminate upon the termination of his employment for any reason.

Change in Control Agreements

Each of the change in control agreements executed between the Bank and each Executive has a fixed three-year term commencing on September 6, 2022, with automatic annual one-year renewals thereafter, absent notice of non-renewal from either party. Each agreement has a “double-trigger” payment feature requiring both a change in control of the Corporation and the involuntary termination of the Executive’s employment without “cause” or voluntary termination of employment by the Executive for “good reason” (each as defined in the change in control agreement) in order for any benefit to become payable under the agreement.

More specifically, in the event an Executive’s employment is terminated on or within twelve months after a “change in control” (as defined in the agreement) during the term of the agreement either by the Corporation, other than for death or disability or for a reason other than “cause”, or by the Executive after the occurrence of certain specified events constituting “good reason”, the Corporation will pay the Executive a lump-sum cash payment. That payment is equal to 2.99 times the Executive’s highest annual base salary in effect during the twelve months preceding the Executive’s termination of employment with respect to Mr. Ritrievi, 2.75 times with respect to Messrs. Micklewright and Webb and Ms. Johnson, and 2.25 times with respect to Ms. Dickinson. In addition, the Executive and the Executive’s beneficiaries will remain eligible to participate, on the same terms and conditions as apply from time to time to the Corporation’s executive management team, in the medical, vision and dental programs of the Bank for three years (33 months for Messrs. Micklewright and Webb and Ms. Johnson, and 27 months for Ms. Dickinson), or a cash payment equal to the estimated after-tax cost to obtain such benefits, or substantially similar benefits, within thirty days following the Executive’s termination.

In the event that the Executive is involuntarily terminated for cause or voluntarily terminates employment without good reason, the Executive will be subject to a twelve month non-solicitation covenant (applicable to both customers and employees). In the event that the Executive is involuntarily terminated without cause or voluntarily terminates employment for good reason, the Executive will be subject to a twelve month non-solicitation covenant with respect to employees and a six month non-solicitation covenant with respect to customers.

The change in control agreement with each Executive provides that, in the event that the payments to be received by the Executive, when taken together with payments and benefits payable to or on behalf of the Executive under any other plans, contracts or arrangements, would constitute an excess parachute payment under Internal Revenue Code Section 280G, the Executive may elect to reduce the payment actually received in order to reduce or eliminate the impact of the excise tax under Section 4999 of the Code. The Executive is not entitled to a “gross-up” payment to reduce the effect of the tax under Section 4999 of the Code.

Supplemental Executive Retirement Plan Agreements

Each supplemental retirement plan agreement (“SERP”) provides for the monthly payment of a fixed cash benefit over a period of fifteen years, commencing on the first day of the month following the Executive’s separation from service: (i) occurring on or after reaching normal retirement age (age 70); (ii) due to disability; (iii) due to death; or (iv) within two years following a change in control of the Bank.  The terms of the SERPs are identical for each Executive, except for the amount of the annual benefit and the timing of vesting of the benefit, which is as follows: Mr. Ritrievi - $190,000 (approximately 40% currently vested with the remainder to vest ratably over the next four years); Ms. Johnson - $100,000 (0% currently vested with the remainder to vest ratably over the next ten years); Messrs. Micklewright and Webb - $100,000 (approximately 45% currently vested with the remainder to vest ratably over the next four years); and Ms. Dickinson - $80,000 (approximately 25% currently vested with the remainder to vest ratably over the next six years). The Board of Directors of the Bank reserves the right to increase the amount of the benefit from time to time, in its discretion.

The SERP provides that, in the event that the payments to be received by the Executive, when taken together with payments and benefits payable to or on behalf of the Executive under any other plans, contracts or arrangements, would constitute an excess parachute payment under Internal Revenue Code Section 280G, the Executive may elect to reduce the payment actually received in order to reduce or eliminate the impact of the excise tax under Section 4999 of the Code. The Executive is not entitled to a “gross-up” payment to reduce the effect of the tax under Section 4999 of the Code.

The SERP also contains non-competition and non-solicitation covenants. A violation of such covenants, except in limited circumstances, would result in the forfeiture of any unpaid benefits to the Executive.

The foregoing descriptions of the employment agreements, change in control agreements and supplemental executive retirement plan agreements do not purport to be complete and are qualified in their entirety by reference to the employment agreements, change in control agreements and supplemental executive retirement plan agreements attached hereto as Exhibits 10.1 through 10.15, respectively, of this Current Report on Form 8-K, and are incorporated by reference into this Item 5.02.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement among Mid Penn Bancorp, Inc., Mid Penn Bank and Rory G. Ritrievi dated September 6, 2022.
10.2	Employment Agreement among Mid Penn Bancorp, Inc., Mid Penn Bank and Allison Johnson dated September 6, 2022.
10.3	Employment Agreement among Mid Penn Bancorp, Inc., Mid Penn Bank and Scott Micklewright dated September 6, 2022.
10.4	Employment Agreement among Mid Penn Bancorp, Inc., Mid Penn Bank and Justin T. Webb dated September 6, 2022.
10.5	Employment Agreement among Mid Penn Bancorp, Inc., Mid Penn Bank and Joan Dickinson dated September 6, 2022.
10.6	Amended and Restated Change in Control Agreement among Mid Penn Bancorp, Inc., Mid Penn Bank and Rory G. Ritrievi dated September 6, 2022.
10.7	Change in Control Agreement among Mid Penn Bancorp, Inc., Mid Penn Bank and Allison Johnson dated September 6, 2022.
10.8	Amended and Restated Change in Control Agreement among Mid Penn Bancorp, Inc., Mid Penn Bank and Scott Micklewright dated September 6, 2022.
10.9	Amended and Restated Change in Control Agreement among Mid Penn Bancorp, Inc., Mid Penn Bank and Justin T. Webb dated September 6, 2022.
10.10	Amended and Restated Change in Control Agreement among Mid Penn Bancorp, Inc., Mid Penn Bank and Joan Dickinson dated September 6, 2022.
10.11	Amended and Restated Supplemental Executive Retirement Plan Agreement between Mid Penn Bank and Rory G. Ritrievi dated September 6, 2022.

10.12	Supplemental Executive Retirement Plan Agreement between Mid Penn Bank and Allison Johnson dated September 6, 2022.
10.13	Amended and Restated Supplemental Executive Retirement Plan Agreement between Mid Penn Bank and Scott Micklewright dated September 6, 2022.
10.14	Amended and Restated Supplemental Executive Retirement Plan Agreement between Mid Penn Bank and Justin T. Webb dated September 6, 2022.
10.15	Amended and Restated Supplemental Executive Retirement Plan Agreement between Mid Penn Bank and Joan Dickinson dated September 6, 2022.
104	Cover Page Interactive Date File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC.

Date: September 9, 2022	By:	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President and Chief Executive Officer